UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2007
VESTIN REALTY MORTGAGE II, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-125121	61-1502451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8379 WEST SUNSET ROAD
LAS VEGAS, NEVADA 89113
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2007, John W. Alderfer resigned as our Chief Financial Officer and as a member of our Board of Directors. He also resigned as a Director and the Chief Financial Officer of Vestin Realty Mortgage I, Inc. and the Chief Financial Officer of Vestin Group Inc. (Vestin Group), the parent company of our manager. Mr. Alderfer is a party to an employment, non-competition and confidentiality contract with Vestin Group which expires on December 31, 2008.

On March 21, 2007, the Board of Directors appointed Rocio Revollo as our Chief Financial Officer. Ms. Revollo, 45, will also serve as the Chief Financial Officer of Vestin Realty Mortgage I, Inc. and the Chief Financial Officer of Vestin Group. Ms. Revollo was the Corporate Controller of Vestin Group from June 2005 to March 2007. Ms. Revollo previously served as Corporate Controller for Sobel Westex from January 2002 through May 2005. From April 1999 to December 2001, Ms. Revollo was a financial consultant for Re:Source Connections. Ms. Revollo is a Certified Public Accountant and worked for the accounting firm of KPMG LLP. She received a Bachelor of Business Administration degree in Accounting and a Bachelor of Arts degree in Communication Studies from the University of Nevada, Las Vegas. Ms. Revollo is an at-will employee of Vestin Group and is not a party to any employment, non-competition or confidentiality agreement with our manager, Vestin Group or us. Ms. Revollo is compensated by Vestin Group; she will not receive any compensation from us for her services as our Chief Financial Officer.

On March 21, 2007, our Board of Directors elected John E. Dawson to fill the vacancy on the Board created by Mr. Alderfer’s resignation. Mr. Dawson, 49, has been a partner at the Las Vegas law firm, Lionel Sawyer and Collins for the last two years. Prior to that Mr. Dawson was a partner at the Las Vegas law firm Marquis & Aurbach for 9 years. Mr. Dawson will serve Mr. Alderfer’s remaining term on our Board of Directors as a class II director, which term will expire at the 2008 annual meeting of stockholders. Mr. Dawson has not as of this date been appointed to serve on any of the Board committees. As a non-employee director, Mr. Dawson will receive $500 for each board meeting he attends, whether in person or by phone, and will be reimbursed for travel expenses and other out-of-pocket costs for attending the board meetings. Mr. Dawson was a member of the Board of Directors of Vestin Group from February 2001 to December 2003. Mr. Dawson received his Bachelor's Degree from Weber State and his Juris Doctor from Brigham Young University. Mr. Dawson received his Masters of Law (L.L.M.) in Taxation from the University of San Diego in 1993.”

A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN REALTY MORTGAGE II, INC.

	By	Vestin Mortgage, Inc., its sole manager

Date: March 23, 2007	By	/s/ Rocio Revollo
Rocio Revollo
Chief Financial Officer